UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2019

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

With respect to Item 2.05, this Current Report on Form 8-K amends the Current Report on Form 8-K filed by L Brands, Inc. (the “Company”) on December 17, 2018 (the “Original Form 8-K”), announcing, among other things, the entering into of an Asset Purchase Agreement with an affiliate of Regent LP to sell the La Senza business (the "La Senza Sale") under Item 2.05, "Costs Associated with Exit or Disposal Activities." At such time, the Company was unable to provide a good faith estimate of the amount or range of amounts of the charge that would be incurred as a result of the La Senza Sale. The Company is filing this Current Report on Form 8-K partly to amend the Original Form 8-K to supplement the disclosures made therein under Item 2.05. No other amendments to the Original Form 8-K are being made by this filing.

Item 2.02. Results of Operations and Financial Condition
and
Item 7.01. Regulation FD Disclosure.
The following information is being furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, “Regulation FD Disclosure”, and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 10, 2019, L Brands, Inc. issued a press release reporting net sales and comparable sales for the five weeks and forty-eight weeks ended January 5, 2019. In addition, the press release contains updated guidance with respect to adjusted fourth quarter 2018 earnings. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 10, 2019, L Brands, Inc. announced that it completed the previously disclosed sale of the La Senza business to an affiliate of Regent LP. In connection with the La Senza Sale, the Company expects to incur a preliminary estimated pre-tax charge, principally non-cash, of approximately $80 million, or $0.15 per share, in the fourth quarter of 2018. The actual charge may differ from this estimate. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements made by the Company or its management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in Current Report on Form 8-K or otherwise made by the Company or its management: uncertainty regarding the size and timing of fourth quarter 2018 charges related to the La Senza Sale; the possibility that the Company may not receive any additional consideration under the Asset Purchase Agreement; the ongoing obligations of the Company under the Asset Purchase Agreement; and the Company’s ability to successfully transfer the business operations of La Senza to Regent LP. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this Current Report on Form 8-K to reflect circumstances existing after the date of this Current Report on Form 8-K or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2017 Annual Report on Form 10-K.

Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1        December Sales Release dated January 10, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	January 10, 2019	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer